UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2019

DELCATH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York,		New York 10019
(Address of principal executive offices)		(Zip Code)

(212) 489-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DCTH	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

(a) On August 15, 2019, Delcath Systems, Inc. ( the “Company”) and certain accredited investors (each an “Investor” and, collectively, the “Investors”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) pursuant to which the Company expects to sell and issue to the Investors an aggregate of 9,510 shares of Series E-1 Convertible Preferred Stock, par value $0.01 per share (the “Series E-1 Preferred Stock”), at a price of $1,000 per share (the “Private Placement”). Pursuant to the Securities Purchase Agreement, the Company will issue to each Investor a warrant (a “Warrant”) to purchase a number of shares of common stock of the Company, par value $0.01 per share (“Common Stock”), equal to the number of shares of Common Stock issuable upon conversion of the Series E-1 Preferred Stock purchased by the Investor. Each Warrant will have an exercise price equal to $0.06, subject to adjustment in accordance with the terms of the Warrants (the “Exercise Price”), and be exercisable at any time beginning on the date that the Company effects a reverse stock split until 5:00 p.m. (NYC time) on the date that is five years following the date that the Company effects a reverse stock split.

Each share of the Series E-1 Preferred Stock has a par value of $0.01 per share and a stated value equal to $1,000 (the “Stated Value”) and is convertible at any time at the option of the holder into the number of shares of Common Stock determined by dividing the stated value by the conversion price of $0.06, subject to certain limitations and adjustments (the “Conversion Price”). Except for certain adjustments, the holders of Series E-1 Preferred Stock will be entitled to receive dividends on shares of Series E-1 Preferred Stock equal (on an as if converted basis) to and in the same form as dividends paid on shares of the Common Stock. Any such dividends that are not paid to the holders of the Series E-1 Preferred Stock will increase the Stated Value. No other dividends will be paid on shares of Series E-1 Preferred Stock. The Series E-1 Preferred Stock will vote on an as converted basis on all matters submitted to the holders of Common Stock for approval, subject to certain limitations and exceptions. The affirmative vote of the holders of a majority of the then outstanding shares of the Series E-1 Preferred Stock is required to increase the number of authorized shares of Series E-1 Preferred Stock or to alter or change adversely the powers, preferences or rights given to the Series E-1 Preferred Stock, or to amend the Company’s organizational documents in any manner that adversely affects the rights of the holders of the Series E-1 Preferred Stock. Upon any liquidation of the Company, the holders of the Series E-1 Preferred Stock and the holders of the Company’s Series E Preferred Stock (as defined in paragraph (b) below) will be entitled to receive out of the assets of the Company, on a pari passu basis, an amount equal to the Stated Value plus any accrued and unpaid dividends thereon for each share of Series E-1 Preferred Stock and Series E Preferred Stock before any distribution or payment will be made to the holders of the Common Stock.

The Conversion Price and the Exercise Price may, upon each of (i) the third trading day following the date that the Company effects a reverse stock split, (ii) the date that the initial registration statement to be filed pursuant to the Registration Rights Agreement (as further discussed below) is declared effective by the United States Securities and Exchange Commission (“SEC”), and (iii) in the event that all of the registrable securities (as defined in the Registration Rights Agreement) are not then registered on an effective registration statement, the date that all of the shares underlying the Preferred Stock and Warrants may be sold pursuant to Rule 144, be reduced, and only reduced, to equal the lesser of (x) the then effective Conversion Price or

Exercise Price, as applicable, and (y) 90% of the average of the five daily volume weighted average prices of the Common Stock immediately prior to such dates. In the event of a reduction in the Exercise Price, the aggregate number of Warrant Shares shall be increased such that the aggregate Exercise Price of the Warrants on the day immediately following such reduction in the Exercise Price is equal to the aggregate Exercise Price immediately prior to such adjustment. In addition, from the date of issuance of the Preferred Stock and Warrants until such time that the Company’s Common Stock is listed or quoted on a national exchange, the Conversion Price and the Exercise Price are subject to price-based anti-dilution protections.

The Company expects to receive gross proceeds from the Private Placement of approximately $9.5 million, before deducting cash fees in the amount of $738,285 payable to Roth Capital Partners, LLC (“Roth”) for serving as placement agent for the Private Placement, and other transaction costs, fees and expenses payable by the Company. The Company intends to use the net proceeds of the Private Placement to support the Company’s general working capital requirements.

The sale and issuance of the Series E-1 Preferred Stock and Warrants to the Investors have been determined to be exempt from registration under the United States Securities Act of 1933, as amended (the “Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

As required by the Securities Purchase Agreement, each director and officer of the Company has previously entered into a lock-up agreement with the Company whereby each director and officer has agreed that during the period commencing from July 11, 2019 until 120 days after the Effective Date (as defined in the July Securities Purchase Agreement (as defined in paragraph (b) below), such director or officer will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of or enter into any transaction to dispose of, or establish or increase a put position or liquidate or decrease a call position, with respect to any share of Common Stock or securities convertible, exchangeable or exercisable into, shares of Common Stock. In addition, as required by the Securities Purchase Agreement, each Investor and each officer, director and stockholder holding more than 10% of the issued and outstanding shares of Common Stock has agreed to vote all shares of Common Stock over which it has voting control in favor of any resolution presented to the shareholders of the Company to approve the reverse stock split of the Common Stock as contemplated by the Securities Purchase Agreement.

Closing of the transactions contemplated by the Securities Purchase Agreement is expected to occur on or before August 19, subject to the satisfaction or waiver of various closing conditions. The Securities Purchase Agreement contains customary representations, warranties and covenants for transactions of this type.

The foregoing description of the Securities Purchase Agreement and the Warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the Securities Purchase Agreement and the form of the Warrant, which is attached hereto as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Registration Rights

In connection with the Private Placement, the Company and the Investors entered into a Registration Rights Agreement dated August 15, 2019 (the “Registration Rights Agreement”) providing for the registration for resale of the Common Stock underlying the Series E-1 Preferred Stock and Warrants, pursuant to a shelf registration statement (the “Registration Statement”) to be filed with the SEC on or prior to August 21, 2019. The Company has agreed to use its best efforts to cause the Registration Statement to be declared effective as soon as possible, but in no event later than 75 days of the closing of the July Private Placement (as defined in paragraph (b) below) (or 120 days in the event of a full review of the registration statement by the SEC), and to keep the Registration Statement continuously effective for a period that extends from the first date on which the SEC issues an order of effectiveness in relation to the Registration Statement until such date that all registrable securities covered by the Registration Statement have been sold thereunder or pursuant to Rule 144 or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect. If the Company does not meet its obligations with respect to the effectiveness of the Registration Statement, the Company must pay, on a monthly basis, to each Investor party to the Registration Rights Agreement an amount in cash, as partial liquidated damages, equal to 1% of the aggregate amount invested by each of them in the Private Placement (increasing to 1.5% following the 2nd month anniversary), up to a maximum of 8% of the aggregate investment amount for each of them. The Registration Rights Agreement prohibits the Company from filing any other registration statements until all the securities registrable under the Registration Rights Agreement are registered pursuant to a Registration Statement that is declared effective by the Commission.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, which is attached as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Placement Agent Agreement

Pursuant to an engagement letter dated August 14, 2019 between Company and Roth (the “Placement Agent Agreement”), the Company engaged Roth to serve as its exclusive placement agent for a period of 15 days from the date of the Placement Agent Agreement with respect to private placements of the Company’s equity securities in a “PIPE” transaction. Pursuant to the Placement Agent Agreement, at the closing of the Private Placement, Roth is entitled to a cash fee equal to (i) 7% of the first $2,255,000 of gross proceeds plus (ii) 8% of gross proceeds in excess of $2,255,000 received by the Company in the Private Placement. Roth is also entitled to be reimbursed by the Company for its reasonable out of pocket expenses. The Placement Agent Agreement contains customary representations, warranties and covenants of the parties and indemnification provisions under which the Company has agreed to indemnity Roth against certain liabilities.

The foregoing description of the Placement Agent Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Placement Agent Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

(b) As previously reported, on July 15, 2019, the Company closed a private placement of an aggregate of 20,000 shares of Series E Convertible Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”), at a price of $1,000 per share (the “July Private Placement”), pursuant to a previously reported securities purchase agreement, dated July 11, 2019, among the Company and certain accredited investors (the “July Securities Purchase Agreement”), and issued to each such investor in the July Private Placement a warrant to purchase a number of shares of common stock of the Company, par value $0.01 per share, equal to the number of shares of Common Stock issuable upon conversion of the Series E Preferred Stock purchased by each such investor. The Series E Preferred Stock and related warrants issued in the July Private Placement were issued on the same terms, conditions and prices as the Series E-1 Preferred Stock and Warrants issued in the Private Placement.

On August 15, 2019, the Company and investors representing at least 50.1% in interest of the securities issued in the July Private Placement entered into an amendment (the “Amendment”) of the July Securities Purchase Agreement to amend the definition of “Exempt Issuance” contained therein in order to enable the Company to have the ability to issue up to (i) $12 million of Series E-1 Preferred Stock and Warrants in the Private Placement on or prior to August 19, 2019 and (ii) $960,000 of Series E-1 Preferred Stock and Warrants to Roth in lieu of the cash fees otherwise payable to Roth under the Placement Agent Agreement in connection with the closing of the Private Placement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The sale and issuance of the Series E-1 Preferred Stock and Warrants in the Private Placement have been determined to be exempt from registration under the Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

In connection with the Private Placement, on August 15, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series E-1 Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware (the “Delaware SOS”), for the purpose of amending its Amended and Restated Certificate of Incorporation to classify and designate 12,960 authorized but unissued shares of the Company’s preferred stock as shares of Series E-1 Preferred Stock. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series E-1 Preferred Stock are set forth in the Certificate of Designation and are described under Item 1.01 of this Current Report on Form 8-K. The Certificate of Designation became effective on August 15, 2019 upon acceptance for filing by the Delaware SOS.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by the full text of the Certificate of Designation as filed with the Delaware SOS, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Article of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 1.01 and in Item 3.03 is hereby incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On August 15, 2019, the Company issued a press release announcing the completion of the Private Placement.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

3.1	Certificate of Designation of Series E-1 Convertible Preferred Stock

4.1	Form of Common Stock Purchase Warrant

4.2	Form of Registration Rights Agreement between the Company and each other party a signatory thereto

10.1	Securities Purchase Agreement dated as of August 15, 2019 between the Company and each purchaser a signatory thereto

10.2	Engagement Letter dated as of August 14, 2019 between the Company and Roth Capital Partners, LLC

10.3	Amendment dated as of August 15, 2019 between the Company and each purchaser a signatory thereto to Securities Purchase Agreement dated as of July 11, 2019 between the Company and the purchasers signatories thereto

99.1	Press Release issued on August 15, 2019 by the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: August 15, 2019	By:	/s/ Barbra Keck
Name: Barbra Keck
Title: Chief Financial Officer